EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Selected Historical Consolidated Financial And Other Data” and “Experts” and to the use of our report dated April 23, 2002, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-100330) and related Prospectus of LBI Media, Inc. dated January 22, 2003.

/s/    ERNST & YOUNG LLP

Los Angeles, California
January 22, 2003